Exhibit 10.4

EXECUTION VERSION

INTELLECTUAL PROPERTY AGREEMENT

by and between

International Business Machines Corporation

and

Kyndryl, Inc.

Dated as of November 2, 2021

TABLE OF CONTENTS

Page

ARTICLE I
DEFINITIONS

Section 1.01.	Definitions	1

ARTICLE II
INTELLECTUAL PROPERTY ASSIGNMENT

Section 2.01.	Intellectual Property Assignment Agreements	4
Section 2.02.	Recordation	4
Section 2.03.	Further Assurances	4

ARTICLE III
LICENSES FROM PARENT TO SPINCO

Section 3.01.	License Grants	4

ARTICLE IV
LICENSES FROM SPINCO TO PARENT

Section 4.01.	License Grants	5

ARTICLE V
ADDITIONAL INTELLECTUAL PROPERTY RELATED MATTERS

Section 5.01.	Ownership	6
Section 5.02.	Licenses	7
Section 5.03.	No License	7
Section 5.04.	Corrections to Schedules and Annexes	7
Section 5.05.	No Obligation To Prosecute, Maintain or Enforce Intellectual Property	7
Section 5.06.	Improvements	7
Section 5.07.	No Technical Assistance	7
Section 5.08.	Data Privacy and Security Terms	8

ARTICLE VI
CONFIDENTIAL INFORMATION

Section 6.01.	Confidentiality	8

ARTICLE VII
LIMITATION ON LIABILITY AND WARRANTY DISCLAIMER

Section 7.01.	Limitation on Liability	8
Section 7.02.	Disclaimer of Representations and Warranties	8

i

Exhibits and Annexes

EXHIBIT A	Software and Database License Terms
EXHIBIT A – ANNEX A	Assigned Databases
EXHIBIT A – ANNEX B	Assigned Documentation
EXHIBIT A – ANNEX C	Assigned Software - Registered Copyrights
EXHIBIT A – ANNEX D	Common Code
EXHIBIT A – ANNEX E	Internal Tools
EXHIBIT A – ANNEX F	Parent Commercial Programs
EXHIBIT A – ANNEX G	SpinCo Commercial Programs
EXHIBIT A – ANNEX H	SpinCo Research Assets
EXHIBIT A – ANNEX I	SpinCo Software Programs
EXHIBIT A – ANNEX J	Assigned Restricted Software
EXHIBIT B	Trademark Terms
EXHIBIT C	Data Privacy and Security Terms
EXHIBIT D	Internet Protocol Address Terms
EXHIBIT D – ANNEX A	Transitional IP Addresses

ii

Schedules

SCHEDULE A	SpinCo Domain Names
SCHEDULE B	SpinCo Trademarks
SCHEDULE C	Parent Patents

iii

INTELLECTUAL PROPERTY AGREEMENT, dated as of November 2, 2021 (this “Agreement”), by and between International Business Machines Corporation, a New York corporation (“Parent”), and Kyndryl, Inc., a Delaware corporation (“SpinCo”).

RECITALS

WHEREAS, in connection with the contemplated Spin-Off and concurrently with the execution of this Agreement, Parent and Kyndryl Holdings, Inc. are entering into a Separation and Distribution Agreement (the “Separation Agreement”);

WHEREAS, pursuant to the Separation Agreement and the other Ancillary Agreements, as of the Distribution Date, the Parent IP has been allocated to the Parent Group and the SpinCo IP has been allocated to the SpinCo Group;

WHEREAS, the Parties wish to record the transfers of any registrations or applications of Parent IP and SpinCo IP, as applicable, to the extent the ownership thereof has transferred from a member of the Parent Group to a member of the SpinCo Group, or vice versa, pursuant to the Separation Agreement or any other Ancillary Agreement;

WHEREAS, it is the intent of the Parties that Parent grant to the SpinCo Group certain licenses to Intellectual Property as set forth herein, subject to the terms and conditions set forth in this Agreement; and

WHEREAS, it is the intent of the Parties that SpinCo grant to the Parent Group certain licenses to Intellectual Property as set forth herein, subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01.        Definitions. As used in this Agreement, the following terms have the meanings set forth below and herein, and the terms defined in Exhibits, Schedules and Annexes shall have the meanings set forth therein. Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Separation Agreement or any other Ancillary Agreement, as applicable.

“Bankruptcy Code” has the meaning set forth in Section 10.06.

“Copyrights” means all works of authorship, including common law rights and related registrations therefor, together with any moral rights related thereto.

“Divested Entity” has the meaning set forth in Section 8.02.

“Domain Names” means a unique string of characters or numbers used to identify a particular internet protocol address or uniform resource locator.

“Intellectual Property Assignment Agreements” has the meaning set forth in the US Contribution Agreement.

“Intellectual Property” means any of the following, as they exist anywhere in the world, whether registered or unregistered: (i) Patents, (ii) Trademarks, (iii) Domain Names, (iv) Copyrights, (v) Database Rights and (vi) Trade Secrets, including any intellectual property or proprietary rights similar to any of the foregoing prongs (i)-(vi). For the avoidance of doubt, “Intellectual Property” shall not include Contracts or other contractual rights (including license grants to or from Third Parties).

“Other Parent IP” means all Copyrights (other than Copyrights in Software, Databases and Documentation) and all Trade Secrets, in each case, owned by the Parent Group or the SpinCo Group as of immediately prior to the Distribution and used in the SpinCo Business, other than the Other SpinCo IP.

“Other SpinCo IP” means all Copyrights (other than Copyrights in Software, Databases and Documentation) and all Trade Secrets, in each case, owned by the Parent Group or the SpinCo Group as of immediately prior to the Distribution and exclusively related to the SpinCo Business.

“Parent Domain Names” means all Domain Names owned by the Parent Group or the SpinCo Group as of immediately prior to the Distribution, other than the SpinCo Domain Names.

“Parent Field of Use” means any and all businesses, operations, products and services.

“Parent IDs” means all invention disclosures owned by the Parent Group or the SpinCo Group as of immediately prior to the Distribution, other than the SpinCo IDs.

“Parent IP” means all Intellectual Property owned by the Parent Group or the SpinCo Group as of immediately prior to the Distribution, other than the SpinCo IP, including all (i) Parent Patents, (ii) the right to pursue and obtain Patent protection under the Parent IDs, (iii) Parent Trademarks, (iv) Parent Domain Names, (v) Copyrights in Parent Software and Licensed Documentation, (vi) Database Rights in Parent Databases and (vii) Other Parent IP.

“Parent Patents” means all Patents owned by the Parent Group or the SpinCo Group as of immediately prior to the Distribution, other than the SpinCo Patents. For the avoidance of doubt, “Parent Patents” includes the Patents identified on Schedule C and any other Patent that claims, or is entitled to claim, priority from any of the foregoing Patents.

“Parent Trademarks” means all Trademarks owned by the Parent Group or the SpinCo Group as of immediately prior to the Distribution, other than the SpinCo Trademarks.

“Party” means either party hereto, and “Parties” means both parties hereto.

“Patent Assignment Agreement” has the meaning set forth in the US Contribution Agreement.

“Patent Cross License Agreement” means that certain Patent Cross License Agreement, dated as of the date hereof, by and between Parent and SpinCo.

“Patents” means all patents and patent applications throughout the world, including reissues, continuations, divisionals and continuations-in-part, utility models and design patents and registrations, including typeface design patents and registrations.

“SpinCo Domain Names” means the Domain Names identified on Schedule A.

“SpinCo Field of Use” means the conduct of the SpinCo Business as conducted immediately prior to the Distribution, together with natural extensions and evolutions thereof.

“SpinCo IDs” means the Delayed Transfer IDs (as such term is defined in the US Contribution Agreement).

“SpinCo IP” means (i) the SpinCo Patents, (ii) the right to pursue and obtain Patent protection under the SpinCo IDs, (iii) the SpinCo Trademarks, (iv) the SpinCo Domain Names, (v) Copyrights in the Assigned Software and Assigned Documentation, (vi) Database Rights in the Assigned Databases and (vii) the Other SpinCo IP.

“SpinCo Patents” means (i) the Closing Date Patents (as such term is defined in the US Contribution Agreement) and (ii) the Delayed Transfer Patents (as such term is defined in the US Contribution Agreement).

“SpinCo Trademarks” means the Trademarks identified on Schedule B.

“Third Party” means any Person (including any Governmental Authority) who is not a member of the Parent Group or the SpinCo Group.

“Trade Secrets” means rights in information and data that (i) derive independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable through proper means by, the public, and (ii) are the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

“Trademarks” means a word, name, symbol, color, sound, or other device (or any combination thereof) used to indicate the source or origin of goods or services and to distinguish the goods or services of one party from those of another, including any brand names, logos, certification marks, collective marks, trade dress, tradenames and other indications of origin, all registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application, together with all goodwill associated therewith.

“US Contribution Agreement” means that certain Agreement relating to the contribution of certain assets and assumption of certain liabilities of International Business Machines Corporation, dated as of September 1, 2021, by and between Parent and SpinCo.

ARTICLE II
INTELLECTUAL PROPERTY ASSIGNMENT

Section 2.01.          Intellectual Property Assignment Agreements. In order to carry out the intent of the Parties with respect to the recordation of the transfers of any registrations or applications of SpinCo IP, to the extent the ownership thereof has transferred from a member of the Parent Group to a member of the SpinCo Group, pursuant to the Separation Agreement, the US Contribution Agreement or any other Ancillary Agreement, the Parties have executed intellectual property assignment agreements in the forms substantially similar to the Intellectual Property Assignment Agreements.

Section 2.02.        Recordation. The relevant assignee Party shall have the sole responsibility, at its sole cost and expense, to file any Intellectual Property Assignment Agreements, including any short form intellectual property assignments attached thereto or such additional case specific assignments as deemed appropriate or necessary under applicable Laws, with the appropriate Governmental Authorities as required to record the transfer of any registrations or applications of SpinCo IP that is allocated under the Separation Agreement or any other Ancillary Agreement (including, for clarity, the US Contribution Agreement), as applicable, and the relevant assignor Party hereby consents to such recordation.

Section 2.03.          Further Assurances.

(a)          In addition to the actions specifically provided for elsewhere in this Agreement, each of the Parties shall use reasonable best efforts, prior to, on and after the Distribution Date, to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable Laws and agreements to consummate, and make effective, the transactions contemplated by this Agreement.

(b)          Without limiting the foregoing, prior to, on and after the Distribution Date, each Party shall cooperate with the other Party, without any further consideration, but at the expense of the requesting Party, (i) to execute and deliver, or use reasonable best efforts to execute and deliver, or cause to be executed and delivered, all instruments, including any instruments of conveyance, assignment and transfer as such Party may reasonably be requested to execute and deliver by the other Party, and (ii) to take, or cause to be taken, all such other actions as such Party may reasonably be requested to take by the other Party from time to time, consistent with the terms of this Agreement, in order to effectuate the provisions and purposes of this Agreement.

ARTICLE III
LICENSES FROM PARENT TO SPINCO

Section 3.01.          License Grants.

(a)          Patents. No licenses to Patents are granted under this Agreement (including, for the avoidance of doubt, under Exhibit A hereto). The Parties acknowledge and agree that certain licenses with respect to the use by the SpinCo Group of certain Parent Patents shall be set forth in the Patent Cross License Agreement.

(b)           Software and Databases. The Parties acknowledge and agree that certain licenses with respect to the use by the SpinCo Group of certain Parent Software and Parent Databases are set forth in Exhibit A hereto.

(c)         Trademarks and Domain Names. No licenses to Domain Names are granted under this Agreement. The Parties acknowledge and agree that certain terms and conditions with respect to the SpinCo Group’s transitional use of certain Parent Trademarks are set forth in Exhibit B.

(d)           Other Parent IP.

(i)            License Grant. Subject to the other terms and conditions of this Agreement, Parent, on behalf of itself and the Parent Group, hereby grants to SpinCo and the members of the SpinCo Group, under the Parent Group’s Copyrights and Trade Secrets, a perpetual, irrevocable, sublicensable (subject to Section 3.01(d)(ii)), worldwide, non-exclusive, royalty-free, fully paid-up right and license to use, copy, reproduce, modify, display, perform, distribute, translate into any language or form, combine, transmit, and prepare and distribute Derivative Works, copies, reproductions, translations, combinations, and modifications of the Other Parent IP, solely as and to the extent such Other Parent IP is used by the SpinCo Group in the SpinCo Field of Use.

(ii)           Sublicensing. The license granted in Section 3.01(d)(i) to the SpinCo Group includes the right to grant sublicenses within the scope of such license only to members of the SpinCo Group, and, without any further right to sublicense (except as necessary to provide products and services to customers of the SpinCo Group within the SpinCo Field of Use, solely for the benefit of such customers), to their respective (i) contractors, distributors, manufacturers, resellers, and other service providers, in each case solely within the SpinCo Field of Use, and (ii) End Users and customers, in each case solely in connection with the use of products and services within the SpinCo Field of Use or otherwise as necessary to provide products and services to customers of the SpinCo Business within the SpinCo Field of Use, for the benefit of such customers; provided, however, that the SpinCo Group may only sublicense such rights pursuant to terms and conditions as protective as those under which it licenses its own Intellectual Property of a similar nature and value, and in any event under terms and conditions that provide for commercially reasonable protection for the confidential and proprietary elements of the Other Parent IP. SpinCo shall cause all members of the SpinCo Group to comply with the terms set forth in this Section 3.01(d)(ii). The SpinCo Group shall remain liable for any breach or default of the applicable terms and conditions of this Agreement by any of its sublicensees.

(e)             Internet Protocol Addresses. No licenses to internet protocol addresses are granted under this Agreement. The Parties acknowledge and agree that certain terms and conditions with respect to the SpinCo Group’s transitional use of certain internet protocol addresses are set forth in Exhibit D.

ARTICLE IV
LICENSES FROM SPINCO TO PARENT

Section 4.01.          License Grants.

(a)           Patents. No licenses to Patents are granted under this Agreement (including, for the avoidance of doubt, under Exhibit A hereto). The Parties acknowledge and agree that certain licenses with respect to the use by the Parent Group of certain SpinCo Patents shall be set forth in the Patent Cross License Agreement.

(b)           Software and Databases. The Parties acknowledge and agree that certain licenses with respect to the use and retention of rights by the Parent Group of certain Assigned Software, Assigned Databases and Assigned Documentation are set forth in Exhibit A hereto.

(c)           Trademarks and Domain Names. The Parties acknowledge and agree that no licenses are granted to the Parent Group in this Agreement with respect to any Trademarks or Domain Names.

(d)           Other SpinCo IP.

(i)            License Grant. Subject to the other terms and conditions of this Agreement, SpinCo, on behalf of itself and the SpinCo Group, hereby grants to Parent and the other members of the Parent Group, under the SpinCo Group’s Copyrights and Trade Secrets, a perpetual, irrevocable, sublicensable (subject to Section 4.01(d)(ii)), worldwide, non-exclusive, royalty-free, fully paid-up right and license to use, copy, reproduce, modify, display, perform, distribute, translate into any language or form, combine, transmit, and prepare and distribute Derivative Works, copies, reproductions, translations, combinations, and modifications of the Other SpinCo IP, solely as and to the extent such Other SpinCo IP is used by the Parent Group in the Parent Field of Use.

(ii)            Sublicensing. The license granted in Section 4.01(d)(i) to the Parent Group includes the right to grant sublicenses within the scope of such license only to members of the Parent Group, and, without any further right to sublicense (except as necessary to provide products and services to customers of the Parent Group within the Parent Field of Use, solely for the benefit of such customers), to their respective (i) contractors, distributors, manufacturers, resellers, and other service providers, in each case solely within the Parent Field of Use, and (ii) End Users and customers, in each case solely in connection with the use of products and services within the Parent Field of Use or otherwise as necessary to provide products and services to customers of the Parent Business within the Parent Field of Use, for the benefit of such customers; provided, however, that the Parent Group may only sublicense such rights pursuant to terms and conditions as protective as those under which it licenses its own Intellectual Property of a similar nature and value, and in any event under terms and conditions that provide for commercially reasonable protection for the confidential and proprietary elements of the Other SpinCo IP. Parent shall cause all members of the Parent Group to comply with the terms set forth in this Section 4.01(d)(ii). The Parent Group shall remain liable for any breach or default of the applicable terms and conditions of this Agreement by any of its sublicensees.

(e)             Internet Protocol Addresses. The Parties acknowledge and agree that no licenses are granted to the Parent Group in this Agreement with respect to any internet protocol addresses.

ARTICLE V
ADDITIONAL INTELLECTUAL PROPERTY RELATED MATTERS

Section 5.01.          Ownership. The Party receiving the license hereunder acknowledges and agrees that the Party (or the applicable member of its Group) granting the license is the sole and exclusive owner of the Intellectual Property rights so licensed.

Section 5.02.           Licenses. Any license of Intellectual Property by either Party or any member of its Group to the other Party or any member of its Group pursuant to ARTICLE III, ARTICLE IV or Exhibit A hereto, respectively, shall be subject to the applicable licenses, covenants and restrictions set forth herein or therein.

Section 5.03.           No License. No license, immunity or other right is granted pursuant to this Agreement by either Party to the other Party, either directly or by implication, estoppel, or otherwise, under any Intellectual Property right, other than as expressly set forth in this Agreement, and all other rights under any Intellectual Property licensed to a Party or the members of its Group hereunder are expressly reserved by the Party granting the license.

Section 5.04.           Corrections to Schedules and Annexes. The Parties acknowledge and agree that, in the event that either Party notifies the other Party within twelve (12) months following the Distribution that there was an inadvertent omission or inclusion of any item in any Schedule or Annex to this Agreement (including any Schedule or Annex to an Exhibit hereto), the Parties agree to promptly work in good faith to modify such Schedule or Annex so that it accurately reflects the intent of the Parties as of the Distribution. Any such modification to any Schedule or Annex made pursuant to this Section 5.04 shall be treated by the Parties for all purposes as if it had been included on such Schedule or Annex as of the Distribution, except as otherwise required by applicable Law.

Section 5.05.           No Obligation To Prosecute, Maintain or Enforce Intellectual Property. Except as expressly set forth in this Agreement, no Party or any member of its Group shall have any obligation to seek, perfect or maintain any protection for any of its Intellectual Property. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement, no Party or any member of its Group shall have any obligation to file any Patent application, to prosecute any Patent, or secure any Patent rights or to maintain any Patent in force. Neither Party shall have any obligation hereunder to institute any action or suit against Third Parties for infringement of any of its Intellectual Property or to defend any action or suit brought by a Third Party which challenges or concerns the validity of any of its Intellectual Property. Neither Party shall have any right to institute any action or suit against Third Parties for infringement of any of the other Party’s Intellectual Property.

Section 5.06.           Improvements. Neither Party nor any member of its Group shall have any obligation under this Agreement to disclose or license to the other Party any Derivative Works or other improvements made by or on behalf of such Party or any member of its Group (i) to any Intellectual Property owned by such Party or its Group or (ii) to the extent permitted under this Agreement, to any Intellectual Property licensed to such Party or its Group hereunder.

Section 5.07.           No Technical Assistance. Neither Party or any member of its Group shall be required under this Agreement to furnish, disclose, deliver or otherwise provide copies of or access to any Software, Databases, Documentation, Trade Secrets, or embodiments of any other Intellectual Property. Neither Party or any member of its Group shall be required under this Agreement to provide (i) any support or maintenance to the other Party or its customers, (ii) any technical assistance, consultation, training, or other support for installation, enhancement or maintenance or (iii) any assistance with respect to adding, creating or modifying any encryption functionality.

Section 5.08.          Data Privacy and Security Terms. SpinCo (on behalf of itself and each other member of the SpinCo Group) acknowledges and agrees that any use of or access to any information or data assigned or licensed to SpinCo or any member of its Group hereunder, or to which SpinCo or any member of its Group has access to hereunder, shall comply with the requirements set forth in Exhibit C.

ARTICLE VI
CONFIDENTIAL INFORMATION

Section 6.01.          Confidentiality. All confidential Information of a Party disclosed to the other Party under this Agreement shall be deemed Specified Confidential Information (as that term is defined in the Separation Agreement), shall be subject to the provisions of Section 7.09 of the Separation Agreement, and may be used by the receiving Party pursuant to this Agreement for the sole and express purpose of effecting the licenses granted herein.

ARTICLE VII
LIMITATION ON LIABILITY AND WARRANTY DISCLAIMER

Section 7.01.          Limitation on Liability. Without limiting the terms set forth in Section 6.10 of the Separation Agreement, none of Parent, SpinCo or any other member of either Group shall in any event have any Liability to the other or to any other member of the other’s Group under this Agreement for any indirect, special, punitive or consequential damages, whether or not caused by or resulting from negligence or breach of obligations hereunder and whether or not informed of the possibility of the existence of such damages.

Section 7.02.          Disclaimer of Representations and Warranties. Each of Parent (on behalf of itself and each other member of the Parent Group) and SpinCo (on behalf of itself and each other member of the SpinCo Group) understands and agrees that, except as expressly set forth in Section 10.01(c), no Party is representing or warranting in any way, including any implied warranties of merchantability, fitness for a particular purpose, title, registerability, allowability, enforceability or non-infringement, (i) as to any Intellectual Property licensed or assigned hereunder, (ii) as to the sufficiency of the Intellectual Property licensed or assigned hereunder for the conduct and operations of the SpinCo Business or the Parent Business, as applicable, (iii) as to the value or freedom from any Security Interests of, or any other matter concerning, any Intellectual Property licensed or assigned hereunder, (iv) as to the absence of any defenses or rights of setoff or freedom from counterclaim with respect to any claim or other Intellectual Property of any such Party, (v) as to the legal sufficiency of any assignment, document or instrument delivered hereunder to convey title to any Intellectual Property or thing of value upon the execution, delivery and filing hereof or thereof or (vi) as to whether the other Party will or will not require a license under other Intellectual Property to make, use, import, offer for sale, sell or otherwise transfer products or to otherwise operate under the licenses or rights granted herein. All Intellectual Property is being licensed or assigned on an “as is,” “where is” basis and the respective licensees shall bear the economic and legal risks related to the use of the Parent IP in the SpinCo Business or the SpinCo IP in the Parent Business, as applicable.

ARTICLE VIII
TRANSFERABILITY AND ASSIGNMENT

Section 8.01.          No Assignment or Transfer Without Consent. Except as expressly set forth in this Agreement, neither this Agreement nor any of the rights, interests or obligations under this Agreement, including the licenses granted pursuant to this Agreement, shall be assigned, in whole or in part, by operation of Law or otherwise by either Party without the prior written consent of the other Party. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns. Notwithstanding the foregoing, if any Party to this Agreement (or any of its successors or permitted assigns) (a) shall enter into a consolidation or merger transaction in which such Party is not the surviving entity and the surviving entity acquires or assumes all or substantially all of such Party’s Assets, (b) shall transfer all or substantially all of such Party’s Assets to any Person or (c) shall assign this Agreement to such Party’s Affiliates, then, in each such case, the assigning Party (or its successors or permitted assigns, as applicable) shall ensure that the assignee or successor-in-interest expressly assumes in writing all of the obligations of the assigning Party under this Agreement, and the assigning Party shall not be required to seek consent, but shall provide written notice and evidence of such assignment, assumption or succession to the non-assigning Party. No assignment permitted by this Section 8.01 shall release the assigning Party from liability for the full performance of its obligations under this Agreement. For the avoidance of doubt, in no event will the licenses granted in this Agreement extend to products, services or other activities of the assignee existing on or before the date of the transaction described in clauses (a) or (b) of the preceding sentence, except to the extent that they were licensed under the terms of this Agreement prior to such transaction.

Section 8.02.          Divested Businesses. In the event a Party divests a line of business or line of products or services by (a) spinning off a member of its Group, including by its sale or other disposition to a Third Party or by its public offering, (b) reducing ownership or control in a member of its Group so that it no longer qualifies as a member of its Group under this Agreement, (c) selling or otherwise transferring such line of business, products or services to a Third Party or (d) forming a joint venture with a Third Party with respect to such line of business, products or services (each such divested entity or line of business, products or services, a “Divested Entity”), the Divested Entity shall retain those licenses granted to it under this Agreement; provided, however, that the license shall be limited to the business, products or services (as applicable) of the Divested Entity as of the date of divestment and such natural extensions and evolutions thereof within the SpinCo Field of Use or the Parent Field of Use, as applicable. The retention of any license grants are subject to the Divested Entity’s and, in the event it is acquired by a Third Party, such Third Party’s execution and delivery to the non-transferring Party, within ninety (90) days of the effective date of such divestment, of a duly authorized, written undertaking, agreeing to be bound by the applicable terms of this Agreement. For the avoidance of doubt, (i) in no event will the licenses retained by a Divested Entity extend to products, services or other activities of a Third Party acquirer existing on or before the date of the divestment, except to the extent that they were licensed under the terms of this Agreement prior to such divestment and (ii) in the event that a Divested Entity owns any Intellectual Property licensed to the other Party under this Agreement, such Intellectual Property may be transferred or assigned with such Divested Entity subject to the terms and conditions of this Agreement.

ARTICLE IX
TERMINATION OF AGREEMENT

Section 9.01.         Termination of Agreement by Both Parties. Subject to Section 9.02, this Agreement may not be terminated except by an agreement in writing signed by a duly authorized officer of each of the Parties.

Section 9.02.         Termination of Agreement Prior to the Distribution. This Agreement may be terminated by Parent at any time, in its sole discretion, prior to the Distribution; provided, however, that this Agreement (and all licenses herein) shall automatically terminate upon the termination of the Separation Agreement in accordance with its terms.

Section 9.03.         Effect of Termination of Agreement; Survival. In the event of any termination of this Agreement prior to the Distribution, neither Party (nor any member of their Group or any of their respective directors or officers) shall have any Liability or further obligation to the other Party or any member of its Group under this Agreement. Except with respect to termination of the Agreement under Section 9.02, notwithstanding anything in this Agreement to the contrary, ARTICLE I, ARTICLE III, ARTICLE IV, ARTICLE VI, ARTICLE VII, this Section 9.03, ARTICLE X and Exhibit A shall survive any termination of this Agreement.

ARTICLE X
MISCELLANEOUS

Section 10.01.        Counterparts; Entire Agreement; Corporate Power.

(a)           This Agreement may be executed in one or more counterparts, all of which counterparts shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each Party and delivered to the other Party. This Agreement may be executed by facsimile or PDF signature and scanned and exchanged by electronic mail, and such facsimile or PDF signature or scanned and exchanged copies shall constitute an original for all purposes.

(b)           The Exhibits, Schedules and Annexes to this Agreement, whether attached hereto or referred to in this Agreement, are incorporated herein and made a part hereof. This Agreement and the Exhibits, Schedules and Annexes hereto and thereto contain the entire agreement between the Parties with respect to the subject matter hereof and supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter, and there are no agreements or understandings between the Parties with respect to the subject matter hereof other than those set forth or referred to herein or therein. In the event of conflict or inconsistency between the provisions of this Agreement or the Separation Agreement, the provisions of this Agreement shall prevail and remain in full force and effect.

(c)           Parent represents on behalf of itself and each other member of the Parent Group, and SpinCo represents on behalf of itself and each other member of the SpinCo Group, as follows:

(i)            each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; and

(ii)            this Agreement has been duly executed and delivered by it and constitutes, or will constitute, a valid and binding agreement of it enforceable in accordance with the terms thereof.

Section 10.02.        Additional Provisions. Sections 11.02 – 11.07 of the Separation Agreement are hereby incorporated into this Agreement mutatis mutandis.

Section 10.03.        Notices. All notices or other communications under this Agreement shall be in writing and shall be deemed to be duly given (a) when delivered in person, (b) on the date received, if sent by a nationally recognized delivery or courier service, (c) upon written confirmation of receipt after transmittal by electronic mail or (d) upon the earlier of confirmed receipt or the fifth (5th) business day following the date of mailing if sent by registered or certified mail, return receipt requested, postage prepaid and addressed as follows:

If to Parent, to:

International Business Machines Corporation

One New Orchard Road

Armonk, NY 10504

Attn:     General Manager, Corporate Development and Strategy

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064

Attn:	Scott A. Barshay
Steven J. Williams
Laura C. Turano
Jonathan Ashtor
Email:	sbarshay@paulweiss.com
swilliams@paulweiss.com
lturano@paulweiss.com
jashtor@paulweiss.com
Facsimile: 212-492-0040

If to SpinCo, to:

Kyndryl, Inc.
One Vanderbilt Avenue, 15th Floor

New York, NY 10017
Attn:      Steve Kurlowecz, Chief IP Counsel

Either Party may, by notice to the other Party, change the address and identity of the Person to which such notices and copies of such notices are to be given. Each Party agrees that nothing in this Agreement shall affect the other Party’s right to serve process in any other manner permitted by Law (including pursuant to the rules for foreign service of process authorized by the Hague Convention).

Section 10.04.       Third Party Beneficiaries. Except as otherwise expressly set forth herein or as otherwise may be provided in the Separation Agreement with respect to the rights of any Parent Indemnitee or SpinCo Indemnitee, in his, her or its respective capacities as such, (a) the provisions of this Agreement are solely for the benefit of the Parties hereto and are not intended to confer upon any Person except the Parties hereto any rights or remedies hereunder and (b) there are no Third Party beneficiaries of this Agreement and this Agreement shall not provide any third person with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement.

Section 10.05.       Import and Export Control. Each Party will comply with all applicable export and import laws and associated embargo and economic sanction regulations, including those of the United States, that prohibit or restrict the export, re-export, or transfer of products, technology, services or data, directly or indirectly, to certain countries, or for certain end uses or end users.

Section 10.06.       Bankruptcy. The Parties acknowledge and agree that all rights and licenses granted by the other under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, as amended (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined under Section 101 of the Bankruptcy Code. The Parties agree that, notwithstanding anything else in this Agreement, Parent and the members of the Parent Group and SpinCo and the members of the SpinCo Group, as licensees of such Intellectual Property under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code (including Parent’s and the Parent Group members’ and SpinCo’s and the SpinCo Group members’ right to the continued enjoyment of the rights and licenses respectively granted under this Agreement).

Section 10.07.       Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court or arbitrator of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances, or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon any such determination, any such provision, to the extent determined to be invalid, void or unenforceable, shall be deemed replaced by a provision that such court determines is valid and enforceable and that comes closest to expressing the intention of the invalid, void or unenforceable provision.

Section 10.08.         Expenses. Except as set forth on Schedule XXII to the Separation Agreement, as otherwise expressly provided in this Agreement or the Separation Agreement, (i) all Third Party fees, costs and expenses incurred by either the Parent Group or the SpinCo Group in connection with effecting the Spin-Off prior to or on the Distribution Date (but excluding, for the avoidance of doubt, any financing fees or interest payable in respect of any indebtedness incurred by SpinCo in connection with the Spin-Off), will be borne and paid by Parent and (ii) all Third Party fees, costs and expenses incurred by either the Parent Group or the SpinCo Group in connection with effecting the Spin-Off following the Distribution Date, will be borne and paid by the Party incurring such fee, cost or expense. For the avoidance of doubt, this Section 10.08 shall not affect each Party’s responsibility to indemnify Parent Liabilities or SpinCo Liabilities, as applicable, arising from the transactions contemplated by the Distribution.

Section 10.09.         Headings. The article, section and paragraph headings contained in this Agreement, including in the table of contents of this Agreement, are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 10.10.         Survival of Covenants. Except as expressly set forth in this Agreement, the covenants in this Agreement and the Liabilities for the breach of any obligations in this Agreement shall survive the Spin-Off and shall remain in full force and effect.

Section 10.11.         Waivers of Default. No failure or delay of any Party (or the applicable member of its Group) in exercising any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. Waiver by any Party of any default by the other Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default.

Section 10.12.         Amendments. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by any Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of each Party.

Section 10.13.        Interpretation. Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires. The terms “hereof,” “herein,” “herewith” and words of similar import, unless otherwise stated, shall be construed to refer to this Agreement as a whole (including all of the Exhibits, Schedules and Annexes hereto) and not to any particular provision of this Agreement. Article, Section, Schedule or Annex references are to the articles, sections, schedules and annexes of or to this Agreement or the applicable Exhibit, unless otherwise specified. Any capitalized terms used in any Exhibit, Schedule or Annex to this Agreement but not otherwise defined therein shall have the meaning as defined in this Agreement. Any definition of or reference to any agreement, instrument or other document herein (including any reference herein to this Agreement) shall, unless otherwise stated, be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth therein, including in Section 10.12 above). The word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified. The word “or” shall not be exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” All references to “$” or dollar amounts are to the lawful currency of the United States of America. References herein to any Law shall be deemed to refer to such law as amended, reenacted, supplemented or superseded in whole or in part and in effect from time to time and also to all rules and regulations promulgated thereunder. In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any provisions hereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Intellectual Property Agreement to be executed by their duly authorized representatives.

INTERNATIONAL BUSINESS MACHINES CORPORATION

By:	/s/ Frank Sedlarcik
Name: Frank Sedlarcik
Title: Vice President, Assistant General Counsel and Secretary

KYNDRYL, INC.

By:	/s/ Simon Beaumont
Name: Simon Beaumont
Title: President

[Signature Page to Intellectual Property Agreement]

EXHIBIT A

SOFTWARE AND DATABASE LICENSE TERMS

ARTICLE I
DEFINITIONS

Section 1.01.        Definitions. The following terms shall have the following meanings and, unless stated otherwise, all references to “Section,” “Article” or “Annex” herein shall be to such Section, Article or Annex of this Exhibit A.

“Assigned Databases” means (i) the Databases set forth in Annex A and (ii) any other Databases owned by the Parent Group or the SpinCo Group as of immediately prior to the Distribution that were solely developed in the conduct of, or acquired solely for use in, the SpinCo Business at any time prior to the Distribution Date. For the avoidance of doubt, “Assigned Databases” shall not include any Third Party Commercial Databases.

“Assigned Documentation” means the Documentation (or portions thereof) owned by the Parent Group or the SpinCo Group as of immediately prior to the Distribution and exclusively used in conjunction with the Assigned Software or the Assigned Databases, including the folders set forth in Annex B.

“Assigned Restricted Research Assets” has the meaning set forth in Annex J.

“Assigned Restricted Software” has the meaning set forth in Annex J.

“Assigned Software” means (i) the SpinCo Software Programs, (ii) the SpinCo Research Assets and (iii) any other Software owned by the Parent Group or the SpinCo Group as of immediately prior to the Distribution that was solely developed in the conduct of, or acquired solely for use in, the SpinCo Business at any time prior to the Distribution Date, in each case, excluding Common Code, Parent JDK, Parent JRE, Parent Commercial Programs, or Internal Tools. A list containing registered Copyrights relating to the Assigned Software is set forth in Annex C. For the avoidance of doubt, “Assigned Software” shall not include any Third Party Commercial Software or OSS.

“Assigned Unrestricted Research Assets” means the SpinCo Research Assets that are identified in Annex H as “Unrestricted.”

“Code Fragment” means a portion or portions of the Assigned Software that have been incorporated by the Parent Group or the SpinCo Group, prior to the Distribution Date, into Software other than the Assigned Software and (i) do not constitute the primary functionality of the Assigned Software and (ii) cannot, either separately or in aggregate, be used to reconstruct the Assigned Software.

“Commercial License Agreement” means Parent’s standard license or support agreement for the Parent Commercial Programs.

[Exhibit A – Software and Database License Terms]-1

“Common Code” means any Software library, package or module that is used by or in conjunction with both (i) any Parent Software (other than such library, package or module itself) and (ii) any Assigned Software, including the items set forth in Annex D. For the avoidance of doubt, “Common Code” shall not include any Third Party Commercial Software, or OSS.

“Database” means all databases, datasets, and collections and compilations of data, in any form or medium (including knowledge databases, customer lists and customer databases).

“Database Rights” means all Copyrights in Databases and any other statutory and common law rights in Databases under the laws of any jurisdiction, whether registered or unregistered, and any applications for registration therefor.

“Derivative Work” has the meaning ascribed to such term under the United States Copyright statute, 17 USC sec. 101.

“Documentation” means the tangible and electronic documentary materials, including marketing materials, used in conjunction with any Software or Database.

“End User” means an entity that uses a product or service for its own productive use or solely for its internal purposes and which does not remarket, sell, license, or lease the product or service to other Persons.

“Internal Tools” means any Software program that is (i) used to build, test, or develop both (x) any Parent Software (other such program itself) and (y) any Assigned Software or (ii) used internally in the conduct of the businesses of both the Parent Group and the SpinCo Group, in each case (i) and (ii), including the items set forth in Annex E. For the avoidance of doubt, “Internal Tools” shall not include any Third Party Commercial Software, or OSS.

“Licensed Databases” means the Parent Databases used in the SpinCo Business. For the avoidance of doubt, “Licensed Databases” shall not include any Third Party Commercial Databases.

“Licensed Documentation” means any Documentation owned by the Parent Group or the SpinCo Group as of immediately prior to the Distribution that is used in the SpinCo Business, other than the Assigned Documentation.

“Object Code” means computer programming code, substantially or entirely in binary form, which is intended to be directly executable by a computer after suitable processing but without the intervening steps of compilation or assembly, including byte code. For computer software written in non-compiled or scripting languages, such as JavaScript, the Object Code includes those files in the form in which they are distributed to End Users under a Commercial License Agreement.

“Open Source Software” or “OSS” means any Software of which: (i) the Source Code is available to the public for inspection and use by others and (ii) the terms and conditions of the applicable license agreement permit recipients of the program freely (and without the subsequent payment of any fee or royalty) to copy, modify and distribute the program’s Source Code.

[Exhibit A – Software and Database License Terms]-2

“Other Licensed Software” means the non-commercial Parent Software used in the SpinCo Business, other than any Common Code, Parent JDK, Parent JRE, Parent Commercial Programs, or Internal Tools. For the avoidance of doubt, “Other Licensed Software” shall not include any Third Party Commercial Software or OSS.

“Parent Commercial Programs” means any commercially available Software developed, marketed, offered or supported by the Parent Group at any time prior to the Distribution, including the items set forth in Annex F.

“Parent Databases” means all Databases owned by the Parent Group or the SpinCo Group as of immediately prior to the Distribution Date, other than the Assigned Databases.

“Parent JDK” means Parent’s versions of the Java Development Kit derived from code originally provided by Sun Microsystems or Oracle America, Inc., which have been, as of the Distribution Date, used in the development of the Assigned Software.

“Parent JRE” means Parent’s versions of the Java Runtime Environment derived from code originally provided by Sun Microsystems or Oracle America, Inc., which have been, as of the Distribution Date, used in conjunction with the Assigned Software.

“Parent Licensed Materials” means the Common Code, Other Licensed Software, Internal Tools, Licensed Databases and Licensed Documentation.

“Parent Software” means all Software owned by the Parent Group or the SpinCo Group as of immediately prior to the Distribution Date, other than the Assigned Software.

“PCP Requirements” has the meaning set forth in Section 4.04(a).

“Software” means any set of instructions that controls the operation of a computer or similar electronic device, including firmware embedded in hardware devices, code (including Source Code and Object Code), programs, operating systems, subroutines, and interfaces, including APIs, protocols and algorithm. For the avoidance of doubt, “Software” shall not include Databases or Documentation.

“Source Code” means computer programming code other than Object Code and includes code that may be displayed in a form readable and understandable by a programmer of ordinary skill, including any related code level system documentation, comments and procedural code, such as job control language.

“SpinCo Commercial Programs” means the commercially available SpinCo Software Programs identified in Annex G.

“SpinCo Licensed Materials” means the Assigned Software, including any Code Fragments therein, Assigned Documentation and Assigned Databases.

“SpinCo Research Assets” means the Software identified in Annex H.

“SpinCo Software Programs” means the Software identified in Annex I.

[Exhibit A – Software and Database License Terms]-3

“Third Party Commercial Database” means any Database licensed to the Parent Group or the SpinCo Group by a Third Party as of immediately prior to the Distribution and used in the SpinCo Business.

“Third Party Commercial Software” means the Software to which any Third Party owns Intellectual Property rights, excluding OSS. Third Party Commercial Software also includes documents or logos (collectively, when used in regards to Third Party Commercial Software, “materials”) to which one or more Third Parties own the Intellectual Property rights.

ARTICLE II

LICENSES FROM PARENT TO SPINCO

Section 2.01.        Licenses to SpinCo Group. Subject to the other terms and conditions of this Agreement, Parent, on behalf of itself and the Parent Group, hereby grants to SpinCo and the members of the SpinCo Group, in each case solely within the SpinCo Field of Use:

(a)         Common Code and Other Licensed Software. Under the Parent Group’s Copyrights, a perpetual, irrevocable, sublicensable (subject to Section 2.02), worldwide, non-exclusive, royalty-free, fully paid-up right and license to use, copy, reproduce, modify, display, perform, distribute, translate into any language or form, combine with other Software or hardware, transmit, and prepare and distribute Derivative Works of the Common Code and the Other Licensed Software, in each case, solely as and to the extent such Common Code or such Other Licensed Software is used by the SpinCo Group in the SpinCo Field of Use; provided, however, that with respect to Common Code or Other Licensed Software for which the SpinCo Group is granted access to or possession of Object Code only, (i) the foregoing license shall not include any rights to modify, or prepare or distribute Derivative Works of, any Source Code of such Common Code or such Other Licensed Software and (ii) such Common Code and such Other Licensed Software shall not be distributed independently of the Assigned Software by or in conjunction with which it is used;

(b)         Internal Tools. Under the Parent Group’s Copyrights, a perpetual, irrevocable, sublicensable (subject to Section 2.02), worldwide, non-exclusive, royalty-free, fully paid-up right and license to:

(i)            with respect to the Internal Tools for which the SpinCo Group is granted access to or possession of Source Code, use, copy, reproduce, modify, display, perform, distribute, translate into any language or form, combine with other Software or hardware, transmit, and prepare and distribute Derivative Works of such Internal Tools in each case, solely as and to the extent such Internal Tools are used by the SpinCo Group in the SpinCo Field of Use, and

(ii)           with respect to all other Internal Tools, use, internally, reproduce, perform and display such Internal Tools in Object Code form only, (x) for the purpose of further building, testing and developing the Assigned Software or any other Software developed by the SpinCo Group after the Distribution within the SpinCo Field of Use or (y) for internal use by the SpinCo Group in the SpinCo Field of Use, in each case as applicable for such Internal Tool and without the right to prepare or distribute Derivative Works of such Internal Tool.

[Exhibit A – Software and Database License Terms]-4

(c)         Licensed Databases. Under the Parent Group’s Database Rights, a perpetual, irrevocable, sublicensable (subject to Section 2.02), worldwide, non-exclusive, royalty-free, fully paid-up right and license to (i) use, copy, reproduce, modify, display, perform, distribute, translate into any language or form, combine with Software or hardware, transmit, and prepare and distribute Derivative Works of the Licensed Databases, solely as and to the extent such Licensed Databases are used by the SpinCo Group in the SpinCo Field of Use and (ii) extract data from the Licensed Databases and to re-utilize such data, solely as and to the extent such data is used by the SpinCo Group in the SpinCo Field of Use; and

(d)         Licensed Documentation. Under the Parent Group’s Copyrights, a perpetual, irrevocable, sublicensable (subject to Section 2.02), worldwide, non-exclusive, royalty-free, fully paid-up right and license to use, reproduce, distribute, perform, display, and prepare and distribute Derivative Works of the Licensed Documentation, solely as and to the extent such Licensed Documentation is used by the SpinCo Group in the SpinCo Field of Use; provided, however, that the Licensed Documentation associated with the Assigned Software or Assigned Databases, or any Derivative Works thereof shall not be used or distributed independently of products, services or releases that incorporate the Assigned Software, Assigned Databases or such Derivative Works thereof.

Section 2.02.          Sublicensing. The licenses granted in Section 2.01 to the SpinCo Group include the right to grant sublicenses within the scope of such licenses only to members of the SpinCo Group, and, without any further right to sublicense (except as necessary to provide products and services to customers of the SpinCo Group within the SpinCo Field of Use, solely for the benefit of such customers), to their respective (i) contractors, distributors, manufacturers, resellers, and other service providers, in each case solely within the SpinCo Field of Use and (ii) End Users and customers, in each case solely in connection with the use of products and services within the SpinCo Field of Use or otherwise as necessary to provide products and services to customers of the SpinCo Business within the SpinCo Field of Use, for the benefit of such customers; provided, however, that the SpinCo Group may only sublicense such rights pursuant to terms and conditions as protective as those under which it licenses its own Software or Databases of a similar nature and value, and in any event terms and conditions that provide for commercially reasonable protection for the Source Code, structure and other confidential and proprietary elements of the Parent Licensed Materials. SpinCo shall cause all members of the SpinCo Group to comply with the terms set forth in this Section 2.02. The SpinCo Group shall remain liable for any breach or default of the applicable terms and conditions of this Exhibit A by any of its sublicensees.

Section 2.03.          License Restrictions. The licenses granted in Section 2.01 are subject to the following additional restrictions:

(a)            the SpinCo Group shall make no representations or warranties about or on behalf of the Parent Group;

(b)            distribution and providing End Users access to SpinCo Group products or services shall comply with all applicable Laws, including those related to privacy, export and import, including those of the United States and those that prohibit or restrict distributions for certain end uses or End Users;

[Exhibit A – Software and Database License Terms]-5

(c)           the SpinCo Group shall not perform any actions with regard to the Parent Licensed Materials that could require the Source Code of the Parent Licensed Materials to be licensed under any OSS license or be disclosed to any Third Party;

(d)            for any component of the Parent Licensed Materials that is provided or licensed in Object Code, the SpinCo Group shall not, and shall not allow any Third Party to, reverse assemble, reverse compile, decompile, translate, or otherwise attempt to discover the Source Code of such component, except as permitted by Law, without the possibility of contractual waiver and shall include such requirements in all downstream licenses;

(e)          notwithstanding any other provision of this Agreement to the contrary, the SpinCo Group shall maintain the Parent copyright notice and all other Parent Group proprietary notices (if any) as provided in the Parent Licensed Materials;

(f)            all distributions of SpinCo Group products or services incorporating Common Code, Other Licensed Software, Licensed Databases or Licensed Documentation, or access thereto by End Users, as the case may be, shall be under a written license agreement that will include the provisions set out below or their legal equivalent. For SpinCo’s reference, the phrase “the third party” in subsections (i) – (ix) below, refers to Parent (or another member of the Parent Group, as applicable), although the SpinCo Group shall use the phrase “the third party” and not identify any member of the Parent Group:

(i)            the product or service contains materials licensed from a third party, and SpinCo or customer has assumed responsibility for these materials and their use in the product or service;

(ii)           the third party Software, Database, or Documentation in the product or service is licensed, and not sold, and neither the third party nor SpinCo passes any title to such Software, Database, or Documentation;

(iii)          the End User is prohibited from copying any part or portion of the third party Software, Database, or Documentation or from preparing any Derivative Work thereof, or otherwise modifying the third party Software, Database, or Documentation;

(iv)         the End User may not assign, sublicense, distribute, lease, rent, or otherwise transfer the third party Software, Database or Documentation;

(v)          the End User may neither distribute the product or service nor offer the product or service as a cloud service or software-as-a-service;

(vi)         the End User is prohibited from reverse assembling, reverse compiling, translating or otherwise trying to discover the Source Code form of any Software provided in Object Code form, except as permitted by the national or regional law of the places where the End User does business (without the opportunity for contractual waiver), and then only with respect to the particular copy of Object Code incorporated into that particular product or service;

[Exhibit A – Software and Database License Terms]-6

(vii)        warranties, including any implied warranties, are provided solely by SpinCo and not by the third party;

(viii)       in such written license agreements, SpinCo will include a provision limiting liability and terms excluding all consequential damages effective to limit the Parent Group’s liability, and an audit provision sufficient to enable SpinCo to fulfill its obligations under this Agreement; and

(ix)          in such written license agreements, SpinCo will also include the following statement, or other legally sufficient and wholly comparable terms: “The limitation of liabilities described in this agreement also applies to the third party supplier. Such third party supplier is an intended beneficiary of this agreement, and any rights of indemnification also apply to any third party supplier described in this agreement. A list of such third party beneficiaries will be provided on written request”;

(g)            Any action that breaches Section 2.01, Section 2.02 or this Section 2.03 is beyond the scope of the licenses granted in this Agreement. Any distribution of Common Code, Other Licensed Software, Licensed Databases or Licensed Documentation permitted under Section 2.01 may be through multiple tiers of distribution in the SpinCo Group’s channel; and

(h)            SpinCo shall cause all members of the SpinCo Group to comply with each of the restrictions set forth in this Section 2.03.

Section 2.04.          Suspension of Licenses to Parent Licensed Materials. The licenses to the Parent Licensed Materials granted hereunder are irrevocable, even in the event of a material breach; provided, however, that any such license may be suspended by the Parent Group only in the event of a material breach thereof, including unauthorized use or distribution, by any SpinCo Group member that remains uncured for thirty (30) days following SpinCo’s receipt of written notice from a member of the Parent Group specifying such breach. Upon suspension of the SpinCo Group’s licenses, the SpinCo Group shall immediately cease all use of the specific Parent Licensed Materials that are the subject of such material breach until such material breach or unauthorized use or distribution by the SpinCo Group is cured and SpinCo certifies to Parent in writing as to such cure.

Section 2.05.         Reservation of Rights. Parent Licensed Materials are licensed and not sold, and nothing in this Agreement grants the SpinCo Group any ownership right, title, or interest in or to the Parent Licensed Materials. The SpinCo Group shall use the Parent Licensed Materials only for the purposes expressly permitted by this Agreement.

[Exhibit A – Software and Database License Terms]-7

ARTICLE III

LICENSES FROM SPINCO TO PARENT

Section 3.01.         Licenses to Parent Group. Notwithstanding the provisions of Section 2.01, SpinCo, on behalf of itself and the SpinCo Group, hereby grants to Parent and the other members of the Parent Group, in each case solely within the Parent Field of Use:

(a)            Assigned Software. Under the SpinCo Group’s Copyrights, a perpetual, irrevocable, sublicensable (subject to Section 3.04), worldwide, non-exclusive, royalty-free, fully paid-up right and license to use, copy, reproduce, modify, display, perform, distribute, translate into any language or form, combine with other Software or hardware, transmit, and prepare and distribute Derivative Works of the Assigned Software (other than Assigned Unrestricted Research Assets) solely as and to the extent such Assigned Software is used by the Parent Group in the Parent Field of Use; provided, however, that with respect to Assigned Software (other than Assigned Unrestricted Research Assets) for which the Parent Group is granted access to or possession of Object Code only, the foregoing license shall not include any rights to modify, or prepare or distribute Derivative Works of, any Source Code of such Assigned Software;

(b)          Assigned Databases. Under the SpinCo Group’s Database Rights, a perpetual, irrevocable, sublicensable (subject to Section 3.04), worldwide, non-exclusive, royalty-free, fully paid-up right and license to (i) use, copy, reproduce, modify, display, perform, distribute, translate into any language or form, combine with Software or hardware, transmit, and prepare and distribute Derivative Works of the Assigned Databases, solely as and to the extent such Assigned Databases are used by the Parent Group in the Parent Field of Use and (ii) extract data from the Assigned Databases and to re-utilize such data, solely as and to the extent such data is used by the Parent Group in the Parent Field of Use; and

(c)          Assigned Documentation. Under the SpinCo Group’s Copyrights, a perpetual, irrevocable, sublicensable (subject to Section 3.04), worldwide, non-exclusive, royalty-free, fully paid-up right and license to use, reproduce, distribute, perform, display, and prepare and distribute Derivative Works of the Assigned Documentation solely as and to the extent such Assigned Documentation is used by the Parent Group in the Parent Field of Use.

Section 3.02.          Assigned Unrestricted Research Assets. Notwithstanding the provisions of Section 2.01, SpinCo, on behalf of itself and the SpinCo Group, hereby grants to Parent and the other members of the Parent Group, under the SpinCo Group’s Copyrights, a perpetual, irrevocable, freely sublicensable (through multiple tiers of sublicenses), freely transferable in whole or in part (notwithstanding Article VIII of the Agreement), worldwide, non-exclusive, royalty-free, fully paid-up right and license to use, copy, reproduce, modify, display, perform, distribute, translate into any language or form, combine with other Software or hardware, transmit, and prepare and distribute Derivative Works of the Assigned Unrestricted Research Assets.

Section 3.03.          Code Fragments. Notwithstanding the provisions of Section 2.01 and without limiting Section 3.01, SpinCo, on behalf of itself and the SpinCo Group, hereby grants to Parent and the other members of the Parent Group, under the SpinCo Group’s Copyrights, a perpetual, irrevocable, freely sublicensable (through multiple tiers of sublicenses), freely transferable in whole or in part (notwithstanding Article VIII of the Agreement), worldwide, non-exclusive, royalty-free, fully paid-up right and license to use, copy, reproduce, modify, display, perform, distribute, translate into any language or form, combine with other Software or hardware, transmit, and prepare and distribute Derivative Works of any Code Fragments.

[Exhibit A – Software and Database License Terms]-8

Section 3.04.          Sublicensing. The rights and licenses set forth in Section 3.01 include the right to grant sublicenses within the scope of such rights and licenses only to members of the Parent Group, and, without any further right to sublicense (except as necessary to provide products and services to customers of the Parent Group within the Parent Field of Use, solely for the benefit of such customers), to their respective (i) contractors, distributors, manufacturers, resellers, and other service providers, in each case solely within the Parent Field of Use, and (ii) End Users and customers, in each case solely in connection with the use of products and services within the Parent Field of Use or otherwise as necessary to provide products and services to customers of the Parent Business within the Parent Field of Use, for the benefit of such customers; provided, however, that the Parent Group may only sublicense such rights pursuant to terms and conditions as protective as those under which it licenses its own Software of a similar nature and value, and in any event terms and conditions that provide for commercially reasonable protection for the Source Code, structure and other confidential and proprietary elements of the Assigned Software and Assigned Documentation. Parent shall cause all members of the Parent Group to comply with the terms set forth in this Section 3.04. The Parent Group shall remain liable for any breach or default of the applicable terms and conditions of this Agreement by any of its sublicensees.

Section 3.05.          License Restrictions. The licenses granted in Section 3.01 are subject to the following additional restrictions:

(a)            the Parent Group shall make no representations or warranties about or on behalf of the SpinCo Group;

(b)            distribution and providing End Users access to Parent Group products or services shall comply with all applicable Laws, including privacy, export and import Laws, including those of the United States and those that prohibit or restrict distributions for certain end uses or End Users;

(c)            the Parent Group shall not perform any actions with regard to the SpinCo Licensed Materials that could require the Source Code of the SpinCo Licensed Materials to be licensed under any OSS license or be disclosed to any Third Party;

(d)            for any component of the SpinCo Licensed Materials that is provided or licensed in Object Code, the Parent Group shall not, and shall not allow any Third Party to, reverse assemble, reverse compile, decompile, translate, or otherwise attempt to discover the Source Code of such component, except as permitted by Law, without the possibility of contractual waiver and shall include such requirements in all downstream licenses;

(e)          notwithstanding any other provision of this Agreement to the contrary, the Parent Group shall maintain the SpinCo copyright notice and all other SpinCo Group proprietary notices (if any) as provided in the SpinCo Licensed Materials;

(f)            all distributions of Parent Group products or services incorporating Assigned Software, Assigned Databases or Assigned Documentation, or access thereto by End Users, as the case may be, shall be under a written license agreement that will include the provisions set out below or their legal equivalent. For Parent’s reference, the phrase “the third party” in subsections (i) – (ix) below, refers to SpinCo (or another member of the SpinCo Group, as applicable), although the Parent Group shall use the phrase “the third party” and not identify any member of the SpinCo Group:

[Exhibit A – Software and Database License Terms]-9

(i)            the product or service contains materials licensed from a third party, and Parent or customer has assumed responsibility for these materials and their use in the product or service;

(ii)           the third party Software, Database or Documentation in the product or service is licensed, and not sold, and neither the third party nor Parent passes any title to such Software, Database or Documentation;

(iii)          the End User is prohibited from copying any part or portion of the third party Software, Database or Documentation, from preparing any Derivative Work thereof, or otherwise modifying the third party Software, Database or Documentation;

(iv)         the End User may not assign, sublicense, distribute, lease, rent, or otherwise transfer the third party Software, Database or Documentation;

(v)          the End User may neither distribute the product or service nor offer the product or service as a cloud service or software-as-a-service;

(vi)         the End User is prohibited from reverse assembling, reverse compiling, translating or otherwise trying to discover the Source Code form of any Software provided in Object Code form, except as permitted by the national or regional law of the places where the End User does business (without the opportunity for contractual waiver), and then only with respect to the particular copy of Object Code incorporated into that particular product or service;

(vii)        warranties, including any implied warranties, are provided solely by Parent and not by the third party;

(viii)       in such written license agreements, Parent will include a provision limiting liability and terms excluding all consequential damages effective to limit the SpinCo Group’s liability, and an audit provision sufficient to enable Parent to fulfill its obligations under this Agreement; and

(ix)          in such written license agreements, Parent will also include the following statement, or other legally sufficient and wholly comparable terms: “The limitation of liabilities described in this agreement also applies to the third party supplier. Such third party supplier is an intended beneficiary of this agreement, and any rights of indemnification also apply to any third party supplier described in this agreement. A list of such third party beneficiaries will be provided on written request”;

(g)            The Parties acknowledge and agree that certain provisions with respect to the Assigned Restricted Software and Assigned Restricted Research Assets are set forth in Annex J hereto.

(h)            Any action that breaches Section 3.01, Section 3.04 or this Section 3.05 is beyond the scope of the licenses granted in this Agreement. Any distribution of Assigned Software, Assigned Databases, or Assigned Documentation permitted under Section 3.01 may be through multiple tiers of distribution in the Parent Group’s channel; and

[Exhibit A – Software and Database License Terms]-10

(i)            Parent shall cause all members of the Parent Group to comply with each of the restrictions set forth in this Section 3.05.

Section 3.06.          Suspension of Licenses to SpinCo Licensed Materials. The licenses to the SpinCo Licensed Materials granted hereunder are irrevocable, even in the event of a material breach; provided, however, that any such license may be suspended by the SpinCo Group only in the event of a material breach thereof, including unauthorized use or distribution, by any Parent Group member that remains uncured for thirty (30) days following Parent’s receipt of written notice from a member of the SpinCo Group specifying such breach. Upon suspension of the Parent Group’s licenses, the Parent Group shall immediately cease all use of the specific SpinCo Licensed Materials that are the subject of the material breach until such material breach or unauthorized use or distribution by the Parent Group is cured and Parent certifies to SpinCo in writing as to such cure.

Section 3.07.         Reservation of Rights. SpinCo Licensed Materials are licensed and not sold, and nothing in this Agreement grants the Parent Group any ownership right, title, or interest in or to the SpinCo Licensed Materials. The Parent Group shall use the SpinCo Licensed Materials only for the purposes expressly permitted by this Agreement.

ARTICLE IV

ADDITIONAL SOFTWARE AND DATABASE RELATED MATTERS

Section 4.01.         Open Source Software. With regard to any OSS that is contained within or used in conjunction with the Assigned Software, SpinCo (on behalf of itself and each other member of the SpinCo Group) acknowledges that the SpinCo Group’s rights with respect to OSS shall be governed by the respective license associated with each such OSS program. Parent will have no obligations whatsoever to the SpinCo Group with respect to the OSS contained within or used in conjunction with the Assigned Software pertaining to its usage after the Distribution Date.

Section 4.02.        Parent JDK/Parent JRE. Parent JDK and Parent JRE or any licenses thereto are not being assigned or licensed to the SpinCo Group under this Agreement. Any licenses to the Parent JDK and Parent JRE that may be provided, as applicable, will be specified in a separate Parent Java OEM Agreement and Parent Java OEM Transaction Document, as applicable.

[Exhibit A – Software and Database License Terms]-11

Section 4.03.        Third Party Commercial Software and Third Party Commercial Databases. SpinCo (on behalf of itself and each other member of the SpinCo Group) acknowledges that the Assigned Software, Assigned Databases, and computer hardware or servers within the SpinCo Assets being provided to the SpinCo Group, may include various Software packages, Databases and materials, including Third Party Commercial Software and Third Party Commercial Databases. No license rights to any Third Party Commercial Software or Third Party Commercial Databases are being assigned or licensed to the SpinCo Group under this Agreement. Subject to the terms and conditions of the TSA, as applicable: (i) SpinCo is solely responsible for, and shall without delay obtain and maintain, its own licenses to such Third Party Commercial Software or such Third Party Commercial Databases, (ii) time is of the essence in regard to SpinCo’s obligations to obtain its own licenses and (iii) the SpinCo Group shall not make any use of such Third Party Commercial Software or Third Party Commercial Databases prior to obtaining licenses thereto.

Section 4.04.          Parent Commercial Programs.

(a)           SpinCo (on behalf of itself and each other member of the SpinCo Group) acknowledges that the Assigned Software, or computer hardware or servers within the SpinCo Assets, may include or require various Parent Commercial Programs. No license rights to any Parent Commercial Programs are being assigned or licensed to the SpinCo Group under this Agreement. Subject to the terms and conditions of the TSA, as applicable: (i) SpinCo is solely responsible for, and shall without delay obtain and maintain, its own licenses to such Parent Commercial Programs, (ii) time is of the essence in regard to SpinCo’s obligations to obtain its own licenses and (iii) the SpinCo Group shall not make any use of such Parent Commercial Programs prior to obtaining licenses thereto (the “PCP Requirements”). Following the Distribution Date, in the event that Parent reasonably believes that the SpinCo Group is violating the PCP Requirements existing as of the Distribution Date, Parent shall promptly notify SpinCo thereof, identifying the relevant PCP Requirement and specifying reasonable details of such violation, and the Parties shall engage in the following procedures:

(i)            Within thirty (30) days following such notice to SpinCo, each Party shall promptly nominate a senior executive with experience in the relevant business or product line to investigate the matter, and the senior executives shall meet and confer (telephonically or in person) regarding such alleged violation. Within thirty (30) days following such meeting, SpinCo Group’s senior executive shall conduct an investigation of the matter to determine whether there is any ongoing use of such Parent Commercial Program, without a commercial license from the Parent Group.

(ii)           Promptly following completion of such investigation, the SpinCo Group’s senior executive shall report the findings thereof to the Parent Group’s senior executive. If the senior executives mutually agree that the SpinCo Group is using such Parent Commercial Program without a commercial license, Parent will offer the SpinCo Group a commercial license on reasonable terms for the SpinCo Group’s continued use of the applicable Parent Commercial Program. The SpinCo Group shall have the option, in its sole discretion, to either (i) reasonably negotiate and enter into a commercial license for the applicable Parent Commercial Program or (ii) wind down and cease use of such Parent Commercial Program in a reasonable period of time, as agreed by the senior executives in good faith.

(iii)          In the event the senior executives are unable to resolve the matter as set forth in the foregoing clause (ii), the matter shall be escalated to the general managers of such senior executives, who shall promptly attempt to resolve the matter. If such general managers are unable to resolve the matter within thirty (30) days of such escalation, either Party may submit the matter to the dispute resolution process in Section 10.02 of the Agreement.

[Exhibit A – Software and Database License Terms]-12

(iv)         Notwithstanding anything to the contrary in this Agreement, the Parties acknowledge and agree that no violation of the PCP Requirements shall constitute a breach of this Agreement or give rise to any liability of the SpinCo Group, without limiting the SpinCo Group’s obligation to enter into a commercial license or wind down and cease such use of the Parent Commercial Programs to the extent required by this Section 4.04(a).

[Exhibit A – Software and Database License Terms]-13